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                                                                   EXHIBIT 99.B


                           JOINT FILING AGREEMENT


              RPLP, Richard W. Snyder and Roberta M. Snyder each hereby agrees, in accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, that the Schedule 13D filed herewith, and any amendments thereto, relating to the shares of Ordinary Stock, no par value per share, of Inter-City Products Corporation are, and will be, filed jointly on behalf of each person.


Dated:  March 7, 1997

                                         RAVINE PARTNERS, LTD.


                                         By: /s/ RICHARD W. SNYDER
                                            ------------------------------------
                                            Name:  Richard W. Snyder
                                            Title: General Partner

                                         RICHARD W. SNYDER


                                         By: /s/ RICHARD W. SNYDER
                                            ------------------------------------


                                         ROBERTA M. SNYDER


                                         By: /s/ ROBERTA M. SNYDER
                                            ------------------------------------





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